Exhibit 107
Calculation of Filing Fee Tables
424(b)(5)
(
Form Type
)
IDACORP, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	—	—	—	—	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	Equity	IDACORP, Inc. Common Stock (1)	415(a)(6)	(1)		$207,646,637 (1)			S-3ASR	333-264984	May 16, 2022	$30,648.64 (1)

	Total Offering Amounts					$207,646,637		$0.00

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$0.00

	Net Fee Due							$0.00

(1)
IDACORP, Inc. (“IDACORP”) previously registered $300,000,000 aggregate initial offering price of common stock and debt securities (the “1998 Unsold Securities”) pursuant to Registration Statement
No. 333-64737
filed on September 30, 1998, for which a filing fee of $88,500 was paid. The 1998 Unsold Securities have subsequently been carried forward pursuant to Rule 415(a)(6) with each of the following registration statements:
(i) S-
3ASR, File
No. 333-155498,
filed November 20, 2008 by IDACORP; (ii)
S-3ASR,
File
No. 333-178023,
filed November 16, 2011 by IDACORP; (iii)
S-3ASR,
File
No. 333-188768,
filed May 22, 2013 by IDACORP; (iv)
S-3ASR,
File
No. 333-211475,
filed May 20, 2016 by IDACORP; (v)
S-3ASR,
File
No. 333-231555,
filed May 17, 2019 by IDACORP; and
(vi) S-3ASR,
File
No. 333-264984,
filed May 16, 2022 by IDACORP (the “2022 Registration Statement”); and
(v) S-3ASR,
File
No. 333-285140,
filed February 21, 2025 by IDACORP.

On May 20, 2024, IDACORP filed a prospectus supplement to the 2022 Registration Statement registering an aggregate initial offering price of $300,000,000 of IDACORP common stock in connection with an Equity Distribution Agreement dated as of May 20, 2024 relating to the issuance, offer, and sale from time to time of shares of IDACORP’s common stock having an aggregate gross sale price of up to $300,000,000 (the “ATM Offering”). A portion of the $88,500 of filing fees previously paid by IDACORP in connection with the 1998 Unsold Securities was used as an offset against the $44,280 registration fee due in connection with the ATM Offering.
Under the 2022 Registration Statement, IDACORP sold an aggregate of 801,914 shares of its common stock for $92,353,363 under the ATM Offering, for which a filing fee of $13,631.36 was paid, leaving an unused balance of $207,646,637 aggregate amount of its common stock remaining to be sold pursuant to the Equity Distribution Agreement, for which a filing fee of $30,648.64 was paid (the “Unsold Securities”). Pursuant to Rule 415(a)(6), the Unsold Securities are being carried forward and the filing fee previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities under this registration statement.